Exhibit 99.1

Mallinckrodt Announces Settlement in Principle to Resolve “Track 1” Opioid Cases with the Ohio Counties of Cuyahoga and Summit

-- Dismisses all named Mallinckrodt entities with prejudice from the lawsuit --

-- Provides the necessary time to continue work towards a global resolution --

STAINES-UPON-THAMES, United Kingdom, Sept. 6, 2019 - Mallinckrodt plc (NYSE: MNK), along with its wholly owned subsidiaries Mallinckrodt LLC and SpecGx LLC, today announced that it has reached a settlement in principle with Cuyahoga and Summit Counties in Ohio in connection with lawsuits pending in multidistrict opioid litigation (MDL) in the U.S. District Court for the Northern District of Ohio: The County of Cuyahoga, et al. v. Purdue Pharma, L.P., et al., Case No. 17-OP-45004; and The County of Summit, et al. v. Purdue Pharma, L.P., et al., Case No. 18-OP-45090 (collectively, the "Track 1 Cases").

If finalized, the settlement will fully resolve the Track 1 Cases against all named Mallinckrodt entities that are currently scheduled to go to trial in October, 2019 in the MDL. The Track 1 Cases assert various claims related to the opioid business operated by SpecGx LLC. Under the agreement, Mallinckrodt will pay a total sum of $24 million in cash and donate $6 million in generic products, including addiction treatment products, and all named Mallinckrodt entities will be dismissed with prejudice from the lawsuit. The value of the settlement should not be extrapolated to any other opioid-related cases or claims.

“Mallinckrodt is pleased we were able to reach a settlement in principle with the counties that made sense for all parties,” said Mark Casey, General Counsel of Mallinckrodt. “Resolving the Track 1 Cases gives us the necessary time to continue to work towards a global resolution of the opioid lawsuits.”

For more information on Mallinckrodt's work to combat prescription drug abuse and misuse, please visit www.mallinckrodt.com/solutions.

ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
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CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt's licensers' ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt's licensers' ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt's products due to legal changes or changes in insurers' reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks; Mallinckrodt's substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; and any future actions taken with respect to the Specialty Generics business.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 28, 2018. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 Mallinckrodt. 9/19